UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2011

Roomlinx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2150 W. 6th Ave., Unit H, Broomfield, Colorado  80020
(Address of Principal Executive Offices) (Zip Code)

303-544-1111
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 21, 2011, Roomlinx, Inc., a Nevada corporation (“Roomlinx”), and Cenfin LLC executed a Third Amendment (the “Amendment”) to the Revolving Credit, Security and Warrant Purchase Agreement previously entered into by them on June 5, 2009 (the “Original Agreement”) amended on March 10, 2010 and on July 28, 2010. Pursuant to the Amendment, the Revolving Credit Period under the Original Agreement has been extended from June 5, 2014 to June 5, 2017.  The remaining terms and conditions of the Original Agreement and the first two amendments remain in effect and were not amended.  A description of the terms of the Original Agreement and previous amendments are contained in the Current Reports on Form 8-K filed by Roomlinx on June 11, 2009, March 11, 2010, and on the Quarterly Report on Form 10-Q filed by Roomlinx on August 3, 2010.  Cenfin LLC is an affiliate of Jennifer Just and Matthew Hulsizer, joint owners of in excess of 20% of Roomlinx common stock.  Jennifer Just is the sister of Judson Just, a Roomlinx director.  The Amendment was approved by a majority of the members of the Roomlinx board of directors.

Item 9.01  Financial Statements and Exhibits

Exhibit	Description of Exhibit
10.1	Third Amendment to Revolving Credit, Security and Warrant Purchase Agreement, dated December 21, 2011, between Roomlinx, Inc. and Cenfin LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2011	ROOMLINX INC.

	By:	/s/ Michael S. Wasik
Michael S. Wasik
President, Chief Executive Officer
and Chief Financial Officer

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